Exhibit 99.1

Press Release

BARRY COTTLE JOINS ZYNGA AS EXECUTIVE VICE PRESIDENT,

BUSINESS AND CORPORATE DEVELOPMENT

SAN FRANCISCO – January 12, 2012 – Zynga Inc. (NASDAQ: ZNGA), the world’s leading social game developer, today announced that Barry Cottle has joined the company as Executive Vice President, Business and Corporate Development. Barry brings to Zynga over 20 years of experience in entertainment, technology and games from Palm Inc., The Walt Disney Company and most recently Electronic Arts, where he served as EVP of EA Interactive and oversaw digital games efforts including mobile, social and casual online games.

“It’s rare that you find someone who possesses a deep operational background and also has the vision to see where your business and your industry are headed,” said Mark Pincus, Founder and CEO of Zynga. “Barry is one of those executives, and I’m very excited to have him join the team. His skill set, combined with his deep understanding of the games, technology and entertainment spaces will help us accelerate our mission of connecting the world through games. On a personal level, Barry is a great person who brings humility and curiosity and I’m confident he will fit in well with Zynga’s culture.”

“I’m proud and thrilled to join the Zynga team, the pioneer and driving force behind the social games industry,” said Cottle. “I’m looking forward to being part of building play for the world in a way that truly connects people and delights players everywhere, each and every day.”

“Barry’s understanding of the intersection that connects technology, games and entertainment is unmatched,” said John Schappert, Chief Operating Officer of Zynga. “His tenure and background is unparalleled; I’ve always admired his ability to grow businesses and inspire teams. I’m proud to say he’s a colleague again.”

At Palm Computing Inc, Barry held the role of chief internet officer and chief operating officer of the Wireless and Content division, and prior to that he spent over nine years at The Walt Disney Company where he served as senior vice president of marketing at Disney Televentures and chief marketing officer of Americast. Barry received his master’s degree in business administration from Northwestern University’s Kellogg School of Management and his bachelor’s degree from Missouri State University.

About Zynga Inc.

Zynga Inc. (NASDAQ: ZNGA) is the world’s largest social game developer with more than 227 million monthly active users playing its games, which include CityVille, FarmVille, Words With Friends, Scramble With Friends, CastleVille, Hidden Chronicles, Zynga Poker, Empires & Allies, Indiana Jones™ Adventure World, The Pioneer Trail, Mafia Wars and Café World. Zynga’s games are available on a number of global platforms, including Facebook, Google+, Tencent, Apple iOS and Google Android. Through Zynga.org, Zynga players have raised more than $10 million for world social causes. Zynga is headquartered in San Francisco.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, launching successful new initiatives across all games and platforms, continued growth in the social games industry and retaining qualified employees and executives. The company’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to competition, changing interests of players, intellectual property disputes or other litigation.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission on December 15, 2011, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.zynga.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. Zynga assumes no obligation to update such statements.

Zynga Contact:

Dani Dudeck

415-503-0303

press@zynga.com